Exhibit 99.2

January 23, 2023

TO: New Ruipeng Pet Group Inc.

11F, Building B, Kingkey Timemark

No.9289 Binhe Boulevard, Futian District

Shenzhen, Guangdong Province 518042

People’s Republic of China

Re: The Listing of New Ruipeng Pet Group Inc. (the “Company”) on the Nasdaq Global Select Market

Ladies and Gentlemen:

We are qualified lawyers of the People’s Republic of China (the “PRC”, which, for the purpose of this opinion, does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) and as such are qualified to issue this legal opinion on the laws of the PRC. We have acted as legal counsel of the Company on the laws of the PRC (i) the proposed initial public offering (the “Offering”) of certain number of American depositary shares (the “ADSs”, each representing certain number of Class A ordinary shares of the Company), by the Company as set forth in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “SEC”) in relation to the Offering, and (ii) the proposed listing and trading of the Company’s ADSs on the Nasdaq Global Select Market.

The following terms as used in this opinion are defined as follows:

“Governmental Agency”	means any national, provincial, municipal or local governmental authority, agency or body in the PRC having jurisdiction over any of the PRC Companies.

“M&A Rules”	means the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (《关于外国投资者并购境内企业的规定》), which was issued by six PRC regulatory agencies, namely, the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration for Foreign Exchange, on August 8, 2006 and became effective on September 8, 2006, as amended by the Ministry of Commerce on June 22, 2009.

“PRC Companies”	means collectively, the PRC-incorporated companies set forth in Schedule attached hereto.

“PRC Laws”	means any and all laws, regulations, statutes, rules, decrees, notices and supreme court’s judicial interpretations currently in force and publicly available in the PRC as of the date hereof.

Capitalized terms used but not defined herein shall, unless otherwise provided in this opinion, have the meanings ascribed to them under the Underwriting Agreement.

For the purpose of giving this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction of corporate records, agreements, documents and other instruments provided to us and such other documents or certificates issued or representations made by officials of governmental authorities and other public organizations and by officers and representatives of the Company as we have deemed necessary and appropriate as a basis for the opinions hereinafter set forth.

In such examination, we have assumed: (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals; (ii) the conformity to originals of all documents submitted to us as certified or reproduced copies; (iii) that all factual statements made in all documents are correct in all material respects; (iv) that all parties to the documents have full power and authority to enter into, and have duly executed and delivered, such documents; (v) that any documents submitted to us remains in full force and effect up to the date of this opinion and has not been amended, varied, cancelled or superseded by any other document, agreement or action; and (vi) that all the relevant information and materials that have been provided to us by the Company are true, accurate, complete and not misleading, and that the Company has not withheld anything that, if disclosed to us, would reasonably cause us to alter this opinion in whole or in part. Where important facts were not independently established to us, we have relied upon certificates issued by competent governmental authorities and appropriate representatives of the Company and/or other relevant entities and/or upon representations made by such persons.

We do not purport to be experts on and do not purport to be generally familiar with or qualified to express legal opinions on any laws other than the PRC Laws and accordingly express no legal opinion herein on any laws of any jurisdiction other than the PRC. For the purpose of this opinion, the laws of the PRC do not include the laws of Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan.

Based on the foregoing and subject to any matters not disclosed to us, we are of the following opinion:

(i)

Except as disclosed in the Registration Statement and based on our understanding of the current PRC Laws, the ownership structure of the PRC Companies, both currently and immediately after giving effect to the Offering, does not and will not violate applicable PRC Laws currently in effect.

(ii)

the M&A Rules, among other things, purport to require that an offshore special purpose vehicle controlled directly or indirectly by PRC domestic companies or individuals and formed for purposes of overseas listing through acquisition of PRC domestic interests obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. The CSRC has not issued any definitive rules or interpretations in force concerning whether offerings such as the Offering are subject to the CSRC approval procedures under the M&A Rules. Based on our understanding of the PRC Laws, the Company is not required to obtain approval from the CSRC under the M&A Rules for listing and trading of the ADSs. However, uncertainties still exist as to how the M&A Rules will be interpreted and implemented and our opinion stated above is subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules;

(iii)

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the jurisdiction where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against a company or its directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands;

(iv)

To the best of our knowledge after due and reasonable inquiry, the statements set forth in the Registration Statement under the captions “Prospectus Summary”, “Risk Factors”, “Dividend Policy”, “Enforceability of Civil Liabilities”, “Corporate History and Structure”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Taxation – The PRC”, “Business”, “Regulations - PRC Regulations” and “Taxation – PRC Taxation”, in each case insofar as such statements purport to constitute summaries of the matters of the PRC Laws, fairly reflect the matters purported to be summarized and are true and correct in all material respects.

Although, except in respect of the PRC legal matters opined herein, we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement.

The PRC Laws referred herein are laws of the PRC currently in force and there is no guarantee that any of such laws will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect.

This opinion is, in so far as it relates to the enforceability of a contract or agreement, subject to (a) any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally, (b) possible judicial or administrative actions, and (c) judicial discretion with respect to the availability of indemnification, remedies or defenses, the calculation of damages, the entitlement to attorneys fees and other costs, the waiver of immunity from jurisdiction of any court or from legal process.

This opinion is intended to be used in the context which is specifically referred to herein and each section should be looked at as a whole and no part should be extracted and referred to independently. It is delivered by us in our capacity as the Company’s PRC legal counsel solely for the purpose of the Registration Statement publicly submitted to the SEC on the date of this opinion and may not be used for any other purpose without our prior written consent. We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement. We do not thereby admit that we fall within the category of the persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Haiwen & Partners

Haiwen & Partners

SCHEDULE List of PRC Companies